NEWS RELEASE

NCR Atleos Corporation Reports Strong Third Quarter Results
ATLANTA, November 4, 2026 - NCR Atleos Corporation (NYSE: NATL) (“Atleos”), a leader in expanding self-service financial access for financial institutions, retailers and consumers, today reported third quarter 2026 results. Key highlights include:

•Total revenue for the first nine months of 2026 was $3.2 billion, up 1% year-over-year.
◦ Total revenue of $1.1 billion in Q3, down 2% year-over year, with 71% from recurring revenue streams.
•Net income attributable to Atleos for the first nine months was $184 million, up 133% year-over-year; Adjusted EBITDA for the first nine months was $667 million, up 12% year-over-year.
◦Net income attributable to Atleos in Q3 was $97 million, up 273% year-over-year; Adjusted EBITDA for Q3 was $241 million, up approximately 10% year-over-year.
•Self-Service Banking revenue for the first nine months of 2026 increased 3% with Self-Service Banking Adjusted EBITDA growth of 8%.
◦Self-Service Banking revenue for Q3 declined 2% due to lower hardware volumes in certain markets partially offset by growth in Software and Services.
◦Self-Service Banking Adjusted EBITDA for Q3 increased 7% led by ATM as a Service (“ATMaaS”), Software and productivity initiatives, which more than offset higher memory and fuel costs.
•Network revenue was flat for the first nine months of 2026 with Network Adjusted EBITDA growth of 6%.
◦Network revenue for Q3 declined 2%, driven by lower demand in crypto transactions.
◦Network Adjusted EBITDA for Q3 decreased 2% year-over-year, due to timing of other initiatives.
•Atleos continues to make significant progress toward completing the pending transaction with The Brink’s Company. Regulatory approvals and integration planning are processing as planned and the transaction is on track to close in early January 2027.

Tim Oliver, Atleos’ Chief Executive Officer, said, “We continue to make meaningful progress on regulatory approval processes across the multiple jurisdictions, and have significantly advanced the integration planning activities for the pending combination of Atleos and The Brink’s Company. The transaction is now expected to close in early January 2027 and the integration planning efforts confirm the rationale for the merger. Bringing together these two great companies will expand financial access, provide innovative solutions to our customers, and offer exciting opportunities to our employees.
Atleos delivered strong third quarter profit growth and a very good first nine months of 2026 despite revenue challenges from the war in the Middle East and some customers delaying buying decisions in anticipation of the combined companies new solutions. In the first nine months, service and software business paced our growth and our productivity efforts more than offset fuel and memory costs and pushed profit margins higher. Our service-led growth initiatives and investment in product innovation are encouraging financial institutions and retailers to choose our differentiated and comprehensive offering to meet their evolving self-service needs,” Mr. Oliver concluded.
Andy Wamser, Chief Financial Officer, added, “As we close out the third quarter, our results continue to reflect disciplined execution against our internal plan. We have been able to deliver strong financial results with year-over-year Adjusted EBITDA and EPS growth of 10% and 24%, respectively. Our strong financial performance to date has driven higher free cash flow with no borrowings on our revolving credit facility and further reduction in net leverage. We remain focused on delivering stronger earnings and cash flow conversion as we close out the year, enabling further net leverage reduction ahead of the anticipated transaction.”

Key Financial Highlights
•Q3 Total Revenue of $1.10 billion, a decrease of $22 million year-over-year; with 71% from recurring revenue streams.
•Q3 Net Income Attributable to Atleos of $97 million, an increase of 273% year-over-year.
•Q3 Adjusted EBITDA of $241 million, an increase of 10% year-over-year.
•Q3 Diluted Earnings per Share of $1.27, an increase of 274% from prior year Q3; Adjusted Diluted Earnings per Share of $1.35, an increase of 24% from prior year Q3.
•Q3 Net Cash from operating activities of $198 million, Q3 Adjusted Free Cash Flow-unrestricted of $156 million.

REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited)

	For the Periods Ended September 30,
	Three Months			Nine Months
($ in millions)	2026	2025	% Change	2026	2025	% Change
Revenue by segment
Self-Service Banking	$731	$744	(2)%	$2,169	$2,099	3%
Network	322	328	(2)%	939	946	(1)%
T&T	41	40	2%	122	124	(2)%
Total segment revenue	1,094	1,112	(2)%	3,230	3,169	2%
Other (1)	5	9	(44)%	15	33	(55)%
Consolidated revenue	$1,099	$1,121	(2)%	$3,245	$3,202	1%

Adjusted EBITDA by segment
Self-Service Banking	$209	$196	7%	$580	$536	8%
Self-Service Banking Adjusted EBITDA margin %	28.6%	26.3%		26.7%	25.5%
Network	91	93	(2)%	281	265	6%
Network Adjusted EBITDA margin %	28.3%	28.4%		29.9%	28.0%
T&T	10	8	25%	24	25	(4)%
T&T Adjusted EBITDA margin %	24.4%	20.0%		19.7%	20.2%
Adjusted EBITDA	$241	$219	10%	$667	$594	12%
Adjusted EBITDA margin %	21.9%	19.5%		20.6%	18.6%

Pending Transaction with The Brink’s Company
In light of the pending transaction with The Brink’s Company (Brink’s), Atleos will not be hosting an earnings conference call to review third quarter results or providing a financial outlook.
References to Atleos’ website and/or other social media sites or platforms in this release do not incorporate by reference the information on such websites, social media sites, or platforms, and Atleos disclaims any such incorporation by reference.

News Media Contact
Scott Sykes
NCR Atleos Corporation
scott.sykes@ncratleos.com

Investor Contact
Omar Azimi
NCR Atleos Corporation
omar.azimi@ncratleos.com

About Atleos
Atleos (NYSE: NATL) is a leader in expanding self-service financial access, with industry-leading ATM expertise and experience, unrivaled operational scale including the largest independently-owned ATM network, always-on global services and constant innovation. Atleos improves operational efficiency for financial institutions, drives footfall for retailers and enables digital-first financial self-service experiences for consumers. Atleos is ranked #12 in Newsweek’s prestigious 2025 Top 100 Global Most Loved Workplaces® list. Atleos is headquartered in Atlanta, Ga., with approximately 20,000 employees globally. For more information, visit www.ncratleos.com.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to Atleos’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release including, but not limited to, statements regarding: Atleos’ proposed transaction with Brink’s, revenue acceleration in ATMaaS business, the expansion of our global self-service banking platform, recurring revenue opportunities, statements regarding Atleos’ performance, and impact from tariffs constitute “forward-looking statements” as defined in the Act. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, strategy and technology transforming our business model, our ability to integrate acquisitions and manage alliance activities, domestic and global economic and credit conditions, ability to properly assess expenses related to tariffs and other expenses, key employee retention and ability to attract talented employees, our relationships with third parties and any failures of our third-party suppliers, our level of indebtedness and our cash flow sufficiency to service our indebtedness, interest rate risks, terms governing our trade receivables liabilities, allegations or claims by third parties that our products and services infringe on intellectual property rights of others, our separation from NCR Corporation, the impact of, and our ability to remediate, any future material weaknesses in our internal control over financial reporting and the perceived reliability of Atleos’ financial statements if Atleos is unable to satisfy requirements of Section 404 of the Sarbanes Oxley Act, the failure of NCR Voyix Corporation (“Voyix”) to perform under various transactions agreements, Atleos’ obligation to indemnify Voyix pursuant to the agreements entered into in connection with the spin-off (including with respect to material taxes), the risk that Voyix may not fulfill any obligations to indemnify Atleos under such agreements, currency movements and other risks of conducting business internationally and the impact of regulatory and litigation matters, the incurrence of significant costs related to the mergers with Brink’s (the “Transactions”); Brink’s ability to consummate the Transactions; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; Brink’s ability to finance the Transactions; the failure to obtain applicable regulatory approvals in a timely manner or otherwise; the failure to satisfy any other conditions to closing of the Transactions; failure to realize the anticipated benefits and synergies of the Transactions in the expected timeframe or at all, including as a result of a delay in consummating the Transactions; the focus of management’s time and attention on the Transactions and other potential disruptions arising from the Transactions; the effects of the announcement of the Transactions on Atleos’ business; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with banks, employees, customers or suppliers) may be greater than expected following the public announcement of the Transactions; the potential for litigation related to the Transactions; and Brink’s or Atleos’ ability to obtain certain third party or governmental regulatory consents, approvals or clearances.
Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filed proxy statements and reports. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Periods Ended September 30,
	Three Months		Nine Months
($ in millions, except per share amounts)	2026	2025	2026	2025
Revenue
Product revenue	$243	$274	$712	$728
Service revenue	856	847	2,533	2,474
Total revenue	1,099	1,121	3,245	3,202
Cost of products	187	219	556	596
Cost of services	629	631	1,863	1,851
Total gross profit	283	271	826	755
% of Revenue	25.8%	24.2%	25.5%	23.6%
Selling, general and administrative expenses	82	143	345	381
Research and development expenses	18	18	58	52
Income from operations	183	110	423	322
% of Revenue	16.7%	9.8%	13.0%	10.1%
Interest expense	(61)	(68)	(186)	(204)
Other income (expense), net	7	(9)	15	(6)
Total interest and other expense, net	(54)	(77)	(171)	(210)
Income before income taxes	129	33	252	112
% of Revenue	11.7%	2.9%	7.8%	3.5%
Income tax expense	32	7	68	35
Net income	97	26	184	77
Net loss attributable to noncontrolling interests	—	—	—	(2)
Net income attributable to Atleos	$97	$26	$184	$79

Net income per share attributable to Atleos common stockholders
Basic	$1.31	$0.35	$2.49	$1.08
Diluted	$1.27	$0.34	$2.42	$1.05

Weighted average common shares outstanding
Basic	73.9	73.7	73.8	73.4
Diluted	76.1	76.0	75.9	75.5

CONSOLIDATED BALANCE SHEETS (Unaudited)

($ in millions, except per share amounts)	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$311	$456
Accounts receivable, net of allowances of $12 and $12 as of September 30, 2026 and December 31, 2025, respectively	519	550
Inventories	362	342
Restricted cash	166	175
Other current assets	293	301
Total current assets	1,651	1,824
Property, plant and equipment, net	539	511
Goodwill	1,957	1,958
Intangibles, net	430	498
Operating lease right of use assets	191	177
Prepaid pension cost	266	259
Deferred income tax assets	275	288
Other assets	197	153
Total assets	$5,506	$5,668
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$89	$86
Accounts payable	643	617
Payroll and benefits liabilities	123	139
Contract liabilities	383	383
Settlement liabilities	185	184
Other current liabilities	402	490
Total current liabilities	1,825	1,899
Long-term borrowings	2,455	2,672
Pension and indemnity plan liabilities	276	313
Postretirement and postemployment benefits liabilities	42	43
Income tax accruals	27	24
Operating lease liabilities	152	139
Deferred income tax liabilities	37	41
Other liabilities	129	135
Total liabilities	$4,943	$5,266
Commitments and Contingencies (Note 8)
Stockholders’ equity
Atleos stockholders’ equity:
Preferred stock: par value $0.01 per share, 50.0 shares authorized, no shares issued	—	—
Common stock: par value $0.01 per share, 350.0 shares authorized, 73.9 and 73.7 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	1	1
Paid-in capital	83	65
Retained earnings	468	299
Accumulated other comprehensive income	12	38
Total Atleos stockholders’ equity	564	403
Noncontrolling interests in subsidiaries	(1)	(1)
Total stockholders’ equity	563	402
Total liabilities and stockholders’ equity	$5,506	$5,668

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Periods Ended September 30,
	Three Months		Nine Months
($ in millions)	2026	2025	2026	2025
Operating activities
Net income	$97	$26	$184	$77
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	72	70	214	211
Stock-based compensation expense	9	8	26	25
Pension, postretirement and postemployment benefit (income) expense	(7)	—	(23)	(2)
Deferred income taxes	3	13	1	16
(Gain) loss on divestiture and disposal of assets, net	(7)	(3)	(8)	(30)
Loss from equity investments	1	1	3	2
Changes in assets and liabilities:
Receivables	82	93	27	29
Inventories	(24)	(1)	(59)	(108)
Current payables and accrued expenses	66	(47)	32	(42)
Contract liabilities	(26)	(48)	—	22
Employee benefit plans	(16)	(20)	(51)	(32)
Settlement assets and liabilities, net	4	(109)	—	(14)
Other assets and liabilities	(56)	44	(127)	(29)
Net cash (used in) provided by operating activities	$198	$27	$219	$125
Investing activities
Capital expenditures	$(51)	$(30)	$(104)	$(80)
Additions to capitalized software	(12)	(13)	(33)	(39)
Business acquisitions, net of cash acquired	—	(17)	(1)	(17)
Proceeds from sale of property, plant, and equipment	13	12	24	36
Proceeds from divestiture	—	—	12	11
Sale of investments	—	(3)	—	1
Net cash (used in) investing activities	$(50)	$(51)	$(102)	$(88)
Financing activities
Borrowings on term credit facilities	$—	$11	$—	$11
Payments on term credit facilities	$(19)	$(31)	$(91)	$(90)
Borrowings on revolving credit facilities	90	310	530	750
Payments on revolving credit facilities	(325)	(325)	(655)	(750)
Tax withholding payments on behalf of employees	(1)	—	(8)	(8)
Payments on acquisition holdback	—	—	(10)	(16)
Proceeds from employee stock plans	—	—	—	7
Repurchases of common stock	—	—	(16)	—
Principal payments for finance lease obligations	(6)	(1)	(10)	(3)
Other financing activities	—	—	(7)	(3)
Net cash (used in) provided by financing activities	$(261)	$(36)	$(267)	$(102)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1)	(1)	(3)	11
Increase (decrease) in cash, cash equivalents, and restricted cash	$(114)	$(61)	$(153)	$(54)
Cash, cash equivalents, and restricted cash at beginning of period	605	648	644	641
Cash, cash equivalents, and restricted cash at end of period	$491	$587	$491	$587

Reconciliation of Non-GAAP Financial Measures
We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP adjusted financial measures. Management views and evaluates business performance on both a GAAP basis and by excluding costs and benefits associated with these non-GAAP adjusted financial measures. As a result, we believe the presentation of these non-GAAP adjusted financial measures better enables users of our financial information to view and evaluate underlying business performance from the same perspective as management.
Non-GAAP adjusted financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP adjusted financial measures do not represent a comprehensive basis of accounting and therefore may not be comparable to similarly titled measures reported by other companies.
Non-GAAP Adjusted Gross Profit and Adjusted Gross Margin, Non-GAAP Adjusted Income from Operations, and Non-GAAP Adjusted Diluted Earnings per Share exclude, as applicable, acquisition-related costs, including costs related to the Brink’s transaction; pension mark-to-market adjustments and other one-time pension-related costs; separation-related costs; amortization of acquisition-related intangibles; stock-based compensation expense; transformation and restructuring charges (which includes integration, severance, divestiture and other exit and disposal costs); Voyix legal and environmental indemnification expense; plus or minus other legal settlements; foreign currency remeasurement impacts in hyper-inflationary countries; and other non-recurring or unusual items. Management uses these non-GAAP measures to evaluate performance consistently over various periods.
Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) and Adjusted EBITDA Margin are determined by taking Net income (loss) attributable to Atleos and adding back interest expense; income tax expense (benefit); depreciation and amortization; amortization of acquisition-related intangibles; acquisition-related costs, including costs related to the Brink’s transaction; pension mark-to-market adjustments and other one-time pension-related costs; separation-related costs; transformation and restructuring charges (which includes integration, severance, divestiture and other exit and disposal costs); stock-based compensation expense; Voyix legal and environmental indemnification expense; plus or minus other legal settlements; and other amounts included in Other income (expense), net. Adjusted EBITDA margin by segment is calculated based on segment Adjusted EBITDA divided by the related segment component of revenue. Management uses these non-GAAP measures to allocate resources and to evaluate performance consistently from period to period.
Adjusted free cash flow-unrestricted is calculated as net cash (used in) provided by operating activities less capital expenditures, less additions to capitalized software, plus or minus the change in restricted cash settlement activity, plus proceeds from certain sale-leaseback transactions, plus pension contributions and settlements, plus legal and environmental indemnification payments made to Voyix, plus or minus other legal settlements, and plus certain significant acquisition-related payments. Restricted cash settlement activity represents the net change in amounts collected on behalf of, but not yet remitted to, certain of our merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations. These amounts can fluctuate significantly period to period based on the number of days for which settlement has not yet occurred or day of the week on which a reporting period ends. We believe Adjusted free cash flow-unrestricted is useful for investors because it indicates the amount of cash available for, among other things, investments in our existing businesses, strategic acquisitions and repayment of our debt obligations. Adjusted free cash flow-unrestricted does not represent the residual cash flow available, since there may be other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow-unrestricted does not have a uniform definition under GAAP, and therefore Atleos’ definition may differ from other companies’ definitions of this measure. This non-GAAP measure should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP.
Adjusted free cash flow conversion is calculated by dividing Adjusted free cash flow-unrestricted by Adjusted EBITDA. Management uses Adjusted free cash flow conversion to demonstrate how much net income is converted into cash. Management believes that adjusted free cash flow is an important financial measure for use in evaluating the Company’s liquidity. Adjusted free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity.
Net leverage ratio, a financial valuation measure, is calculated by dividing Adjusted net debt by trailing twelve-month Adjusted EBITDA. We believe this ratio provides useful information to investors because it is an indicator of the Company’s ability to meet its future financial obligations. In addition, the net leverage ratio is a measure frequently used by investors and credit rating agencies.

Use of Certain Terms
Adjusted Net Debt is based on our total debt less cash and cash equivalents, with total debt defined as total short-term borrowings plus total long-term borrowings as presented on the Consolidated Balance Sheets.
Recurring revenue is all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.
Annualized Recurring Revenue (“ARR”) is an operating metric that we define as recurring revenue, excluding software licenses sold as a subscription, for the last three months times four, plus the rolling four quarters for term-based software license arrangements that include customer termination rights. We believe this metric may be useful to investors in evaluating the Company’s achievement of strategic goals related to the conversion of the self-service banking business to recurring revenue streams over time. ARR does not necessarily reflect the pattern of revenue recognition in accordance with GAAP and should not be considered a substitute for GAAP revenue.
Last twelve months average revenue per unit (“LTM ARPU”) is an operating metric for the Network segment that we define as total Network segment revenue for the previous twelve months divided by the average Network Managed Units for the previous twelve months. We believe this metric may be useful to investors in evaluating our achievement of strategic goals related to the improved monetization of our ATM fleet over a specified period, excluding the impact of seasonality. LTM ARPU does not represent revenue generated solely by our Network Managed Units, as total Network segment revenue includes revenue generated from other sources.
Network Managed Units are all transacting ATMs as of period end, whether Company-owned or Merchant-owned, other than those for which we only provide third-party processing services and those under legacy managed services arrangements.
For a reconciliation of our segment Adjusted EBITDA figures, which are our segment profitability metrics, please see our discussion of segment profitability in our Quarterly Report on Form 10-Q for the period ended September 30, 2026.

Other performance metrics

	Three months ended September 30,
($ in millions, unless otherwise noted)	2026	2025
Self-Service Banking
Annualized recurring revenue(1)	$1,742	$1,712
Recurring revenue(1) as a % of SSB revenue	59%	57%
Revenue from ATMaaS arrangements	$83	$67
Network
LTM ARPU(1) (in thousands)	$16.1	$16.2
Network Managed Units(1) (in thousands)	77.0	80.9
(1) Refer to our definitions of Annualized recurring revenue, Recurring revenue, LTM ARPU and Network Managed Units in the section entitled “ Use of Certain Terms” above.

The following table presents the recurring revenue and all other products and services revenue that is recognized at a point in time:

($ in millions)	Three months ended September 30,
	2026	2025
Recurring revenue	$782	$783
All other products and services	317	338
Total revenue	$1,099	$1,121
Recurring revenue as a percent of revenue	71%	70%

Reconciliation of Net Income Attributable to Atleos (GAAP) to Adjusted Net Income Attributable to Atleos (Non-GAAP) and Diluted Earnings Per Share (Non-GAAP)

	Three months ended September 30, 2026
($ in millions, except per share amounts)	Gross profit	Gross margin	Income from operations	Net income (loss) attributable to Atleos	Weighted average diluted shares outstanding	Diluted earnings (loss) per share
GAAP Results	$283	25.8%	$183	$97	76.1	$1.27
Plus:
Transformation and restructuring	1	0.1%	7	5		0.06
Stock-based compensation expense	1	0.1%	9	8		0.11
Amortization of acquisition-related intangibles	19	1.7%	20	14		0.18
Acquisition-related costs	—	—%	6	7		0.09
Voyix indemnification expense	—	—%	(1)	(7)		(0.09)
Other adjustments	—	—%	(31)	(23)		(0.30)
Hyperinflationary foreign currency adjustment	—	—%	—	2		0.03
Non-GAAP Adjusted Results	$304	27.7%	$193	$103	76.1	$1.35
Reconciliation of Net Income Attributable to Atleos (GAAP) to Adjusted Net Income Attributable to Atleos (Non-GAAP) and Diluted Earnings Per Share (Non-GAAP)

	Three months ended September 30, 2025
($ in millions, except per share amounts)	Gross profit	Gross margin	Income from operations	Net income (loss) attributable to Atleos	Weighted average diluted shares outstanding	Diluted earnings (loss) per share
GAAP Results	$271	24.2%	$110	$26	76.0	$0.34
Plus:
Transformation and restructuring	4	0.3%	9	10		0.13
Stock-based compensation expense	1	0.1%	8	7		0.09
Amortization of acquisition-related intangibles	20	1.8%	24	19		0.26
Acquisition-related costs	—	—%	2	2		0.03
Separation costs	1	0.1%	1	1		0.01
Voyix indemnification expense	—	—%	22	17		0.22
Hyperinflationary foreign currency adjustment	—	—%	—	1		0.01
Non-GAAP Adjusted Results	$297	26.5%	$176	$83	76.0	$1.09

Reconciliation of Net Income (Loss) Attributable to Atleos (GAAP) to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) (Non-GAAP)

	Three months ended September 30,
($ in millions)	2026	% of Revenue	2025	% of Revenue
Net income attributable to Atleos (GAAP)	$97	8.8%	$26	2.3%
Interest expense	61	5.6%	68	6.1%
Interest income	(2)	(0.2)%	(2)	(0.2)%
Income tax expense	32	2.9%	7	0.6%
Depreciation and amortization expense	48	4.4%	43	3.8%
Amortization of acquisition-related intangibles	20	1.8%	24	2.1%
Stock-based compensation expense	9	0.8%	8	0.7%
Separation costs	—	—%	1	0.1%
Acquisition-related costs	6	0.5%	3	0.3%
Transformation and restructuring	6	0.5%	11	1.0%
Voyix indemnification expense	(9)	(0.8)%	22	2.0%
Legal settlements	(31)	(2.8)%	—	—%
Other (income) expense items, net (1)	4	0.4%	8	0.7%
Adjusted EBITDA (Non-GAAP)	$241	21.9%	$219	19.5%

Reconciliation of Net Income (Loss) Attributable to Atleos (GAAP) to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) (Non-GAAP)

	Nine months ended September 30,
($ in millions)	2026	% of Revenue	2025	% of Revenue
Net income attributable to Atleos (GAAP)	$184	5.7%	$79	2.5%
Interest expense	186	5.7%	204	6.5%
Interest income	(6)	(0.2)%	(4)	(0.1)%
Income tax expense	68	2.1%	35	1.1%
Depreciation and amortization expense	137	4.2%	129	4.0%
Amortization of acquisition-related intangibles	68	2.1%	71	2.2%
Stock-based compensation expense	26	0.8%	25	0.8%
Separation costs	—	—%	9	0.3%
Acquisition-related costs	16	0.5%	4	0.1%
Transformation and restructuring	11	0.4%	1	—%
Voyix indemnification expense	(3)	(0.1)%	27	0.8%
Legal settlements	(31)	(1.0)%	—	—%
Other (income) expense items, net (1)	11	0.4%	14	0.4%
Adjusted EBITDA (Non-GAAP)	$667	20.6%	$594	18.6%
(1) Includes certain items reported within Other income (expense), net on the Condensed Consolidated Statements of Operations, such as bank fees, the components of pension, postemployment and postretirement expense other than service cost, and the impact of foreign currency exchange rate fluctuations. Certain other amounts reported in Other income (expense), net are separately captured in this reconciliation. As a result, Other (income) expense items as presented does not agree to total Other income (expense), net on the Condensed Consolidated Statements of Operations.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Adjusted Free Cash Flow-Unrestricted (Non-GAAP)

	QTD	QTD	YTD	YTD
($ in millions)	Q3 2026	Q3 2025	Q3 2026	Q3 2025
Net cash (used in) provided by operating activities	$198	$27	$219	$125
Capital expenditures	(51)	(30)	(104)	(80)
Additions to capitalized software	(12)	(13)	(33)	(39)
Change in restricted cash settlement activity	(2)	117	9	48
Pension contributions	19	12	41	19
Voyix indemnification payments	24	—	31	6
Acquisition-related payments	5	—	11	—
Legal settlements	(38)	—	(38)	—
Proceeds from ATM sale-leaseback transactions	13	11	23	35
Adjusted free cash flow-unrestricted	$156	$124	$159	$114

Reconciliation of Long-term Borrowings and Net Income (GAAP) to Net Leverage Ratio (Non-GAAP)

($ in millions)	September 30, 2026	September 30, 2025
Short-term borrowings	$89	$80
Long-term borrowings	2,455	2,789
Cash and cash equivalents	(311)	(412)
Adjusted net debt	$2,233	$2,457

Trailing Twelve Months
Net income attributable to Atleos (GAAP)	$267	$120
Adjusted EBITDA (Non-GAAP)	$903	$823

Net leverage ratio	2.47x	2.99x